First Quarter 2018 Earnings Presentation Exhibit 99.2

2 Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares” or "the Company"), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee paying assets under management, economic net income, fee related earnings and realized incme, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix.

3 First Quarter Highlights 1. Net inflows represents gross commitments less redemptions. 2. Includes ARCC Part I Fees of $28.4 million for the three months ended March 31, 2018. Difference between GAAP and Unconsolidated management fees represents $7.3 million from Consolidated Funds that is eliminated upon consolidation and other fees represents $6.1 million primarily of transaction based fees in Credit funds. 3. Pro forma shares of 222,115,121 includes the sum of average common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company’s equity-based awards. Please refer to slides 19 and 31 in this presentation for further information. After-tax Economic Net Income per share is net of the preferred share dividend. 4. After-tax Realized Income per common share is net of the preferred share dividend. 5. Payable on June 29, 2018 to shareholders of record as of June 15, 2018. 6. Payable on June 30, 2018 to shareholders of record as of June 15, 2018. Assets Under Management • Assets Under Management ("AUM") of $112.5 billion • Fee Paying AUM ("FPAUM") of $75.0 billion • Available Capital of $26.6 billion • AUM Not Yet Earning Fees available for future deployment of $13.4 billion • Raised $6.9 billion in gross new capital with net inflows of $6.4 billion(1) for the quarter ended March 31, 2018 • Capital deployment of $5.8 billion during the quarter ended March 31, 2018, including $4.5 billion related to our drawdown funds Financial Results Realized Income and Dividends • Q1-18 GAAP net income attributable to Ares Management, L.P. of $40.9 million • Q1-18 GAAP basic and diluted earnings per common share of $0.39 and $0.28, respectively. • Q1-18 GAAP management fees of $189.5 million(2) • Q1-18 Unconsolidated management and other fees of $202.9 million(2) • Q1-18 Fee Related Earnings of $60.5 million, resulting in a 30% Fee Related Earnings margin • Q1-18 Performance Related Earnings of $31.5 million • Q1-18 Realized Income of $72.1 million • Q1-18 Economic Net Income of $91.9 million and after-tax Economic Net Income of $0.37 per share(3) • Q1-18 after-tax Realized Income of $0.27 per common share(4) • Declared quarterly common dividend of $0.28 per common share(5) • Declared quarterly preferred dividend of $0.4375 per preferred share(6) Recent Developments • On May 2, 2018, we held a first closing for our fourth commingled European direct lending fund with more than €5.0 billion of equity commitments, surpassing our €4.5 billion target within three months of the launch of the fund.  The amount raised thus far is well in excess of the €2.5 billion of equity commitments of its predecessor fund. We are continuing to raise additional commitments for this fund and we expect to announce a final close later in 2018

4 Gross New Capital Commitments(1) – First Quarter of 2018 1. Represents gross new commitments during Q1-18, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. $ in millions Q1 2018 Comments Credit Group U.S. Direct Lending $2,964 New and additional equity and debt commitments to various funds ARCC and Affiliates 1,141 Primarily new debt commitments CLOs 1,117 Priced one new U.S. CLO and one new E.U. CLO E.U. Direct Lending 501 New and additional equity and debt commitments to various funds High Yield 144 Additional equity commitments to various funds Other Credit Funds 167 Additional equity commitments to various funds Total Credit Group $6,034 Private Equity Group Private Equity Asia 13 Additional equity commitments Total Private Equity Group $13 Real Estate Group U.S. and E.U. Equity 801 New equity commitments of $768mm to fifth European fund and additional commitments to various funds and co-invests U.S. Debt 55 New equity commitments Total Real Estate Group $856 Total $6,903 #679FD1 #49749B #225070 #1E3154 #75B8F4 #DBE6EF #A7D1EA #ACACAC #828282 #D2D2D2

Assets Under Management

AUM of $112.5 billion as of March 31, 2018 increased 12.7% year over year[(1)]

- Q1-18 gross new capital commitments of $6.9 billion, including $4.0 billion in equity commitments, $1.1 billion of CLO commitments and $1.8 billion in other debt commitments
  - Of the $6.9 billion in new capital commitments raised during the quarter, $1.2 billion is already earning fees and another $4.5 billion is expected to become FPAUM upon deployment
- AUM growth was partially offset by distributions/redemptions of $1.6 billion,[(2)] primarily in funds past their reinvestment periods in the Credit and Real Estate Groups, and by reduction in leverage of $0.3 billion, primarily due to paydowns in CLOs

FPAUM of $75.0 billion as of March 31, 2018 increased 8.4% year over year

- Increase in FPAUM was primarily attributable to new commitments and deployment of capital in funds in the Credit Group, largely offset by repayments and realizations in Credit and Private Equity funds



AUM ($ in billions)
$99.8
$9.9
$24.7
$65.2
$106.4
$10.2
$24.5
$71.7
$112.5
$10.9
$24.3
$77.3
Q1-17
Q4-17
Q1-18
Credit
Private Equity
Real Estate



FPAUM ($ in billions)
$69.2
$6.3
$17.2
$45.7
$72.5
$6.2
$16.9
$49.4
$75.0
$6.8
$16.7
$51.5
Q1-17
Q4-17
Q1-18
Credit
Private Equity
Real Estate

1. As of March 31, 2018, AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser.
2. For Q1-18, distributions totaled approximately $1.1 billion and redemptions totaled approximately $0.5 billion.

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6 AUM, FPAUM and Management Fees Duration As of March 31, 2018, approximately 70% of AUM, 70% of FPAUM and 80% of management fees had a duration longer than 3 years ◦ At time of fund closing, approximately 82% of AUM and 80% of FPAUM had a duration longer than 3 years ◦ At inception, the initial duration of approximately 79% of AUM as of March 31, 2018 was greater than 7 years 14% 24% 7% 17% 7% 30% 6% 22% 6% 20% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Differentiated Managed Accounts(1) Managed Accounts 70% 15% 70% FPAUM: $75.0 billionAUM: $112.5 billion Management Fees: $196.8 million 80% 1. Differentiated Managed accounts are funds that have been managed by the firm for longer than three years, are in illiquid strategies or co-investments that pay management fees. 16% 15% 10% 29% 12% 16% 2% 18% 17% 13%22% 10% 17% 3 39% 17% 6% 18% 10% 9% 1%

7 Available Capital and AUM Not Yet Earning Fees Available Capital of $26.6 billion as of March 31, 2018 increased 9.8% year over year ◦ The increase was primarily driven by new and additional commitments to U.S. direct lending and E.U. real estate funds, which was partially offset by capital deployment in the Credit, Private Equity and Real Estate groups AUM Not Yet Earning Fees of $17.3 billion as of March 31, 2018 increased 34.1% year over year ◦ AUM Not Yet Earning Fees increased from $12.9 billion as of Q1-17 to $17.3 billion as of Q1-18 primarily driven by new and additional fundraising in funds within the Credit Group Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) Q1-17 Q4-17 Q1-18 $10,544 $12,996 $15,152 $10,808 $9,366 $7,925 $2,851 $24,203 $2,770 $25,132 $3,499 $26,576 Credit Private Equity Real EstateCredit Private Equity Real Estate Q1-17 Q4-17 Q1-18 $9,578 $11,440 $14,519 $2,445 $2,214 $1,813 $870 $12,893 $863 $14,517 $959 $17,291

8 $11,915 $703 $771 AUM Not Yet Earning Fees Available for Future Deployment: $13.4 billion AUM Not Yet Earning Fees As of March 31, 2018, AUM Not Yet Earning Fees of $17.3 billion could generate approximately $172.0 million in potential incremental annual management fees, of which $126.3 million relates to the $13.4 billion of AUM available for future deployment(1) ◦ The $13.4 billion of AUM not yet earning fees includes approximately $9.4 billion relating to U.S. and E.U. direct lending funds and $1.3 billion in structured credit funds 1. No assurance can be made that such results will be achieved. Assumes the AUM Not Yet Earning Fees as of March 31, 2018 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. Reference to $172.0 million includes approximately $33.6 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of 0.75X leverage), which may not be drawn due to leverage target limitations and restrictions. Excludes any potential ARCC Part I Fees. 2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. As of March 31, 2018, capital available for deployment for follow-on investments could generate approximately $12.1 million in potential management fees. There is no assurance such capital will be invested. $13.4 billion of AUM Not Yet Earning Fees was available for future deployment as of March 31, 2018 ($ in millions)($ in millions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (2) Available Capital Currently in Funds Unlikely to Be Drawn Due to Leverage Targets and Restrictions Funds in or Expected to Be in Wind-down Credit Private Equity Real Estate AUM Not Yet Earning Fees: $17.3 billion $13,389 $1,366 $2,239 $297

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM of $65.2 billion as of March 31, 2018 increased by 16.6% year over year

- The increase of $9.3 billion was primarily driven by fundraising across U.S. and E.U. direct lending funds

Incentive Generating AUM of $23.4 billion as of March 31, 2018 increased by 15.7% year over year

- The increase was primarily driven by additional funds exceeding their hurdle rates in our Credit Group, as well as additional deployment of capital for existing funds exceeding hurdle rates as of March 31, 2017 and remained above hurdle rates as of March 31, 2018

Of the $43.1 billion of incentive eligible AUM that is currently invested, 54.2% is incentive generating

- Excluding the capital gains fee potential from the largely debt oriented ARCC portfolio, 76% of incentive eligible AUM that is currently invested is incentive generating

Incentive Eligible AUM

($ in millions)


$55,899
$6,610
$19,652
$29,637
$62,178
$6,816
$20,023
$35,339
$65,199
$7,522
$20,085
$37,592
Q1-17
Q4-17
Q1-18
Credit
Private Equity
Real Estate

Q1-18 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in millions)	Credit	Private Equity	Real Estate	Total
Incentive Generating AUM	**$11,507**	**$8,719**	**$3,161**	**$23,387**
+ Uninvested IEAUM	11,081	8,063	2,942	22,086
+ IEAUM below hurdle	2,611	3,303	1,419	7,333
+ ARCC Part II Fees below Hurdle[(1)]	12,393	-	-	12,393
Incentive Eligible AUM	**$37,592**	**$20,085**	**$7,522**	**$65,199**

1. ARCC Part II Fees are paid when the cumulative aggregate net capital gains exceed cumulative aggregate realized capital losses and aggregate unrealized capital depreciation less any amounts paid in previous periods. As of March 31, 2018, the cumulative aggregate net capital gains were below the required hurdle by approximately 1.04% of the underlying portfolio.

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10 $3,820 $1,590 $350 Q1-18 Capital Deployment Breakdown: $5.8 billion Capital Deployment(1) • Total gross invested capital during Q1-18 of $5.8 billion compared to $3.6 billion in Q1-17 ◦ Of the total amount, $4.5 billion was related to deployment in our drawdown funds compared to $2.6 billion for the same period in 2017 ◦ Of our drawdown funds, the most active investment strategies were corporate private equity, E.U. direct lending, U.S. direct lending, special situations, structured credit, E.U. real estate equity and U.S. real estate equity ($ in millions) (2) 1. Capital deployment figures exclude deployment from permanent capital vehicles. 2. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital. $4,478 $1,282 Drawdown Funds Non-drawdown Funds(2) Credit Private Equity Real Estate Credit Private Equity Real Estate Q1-18 Capital Deployment in Drawdown Funds: $4.5 billion Q1-17 Q1-18 $1,375 $2,537 $1,030 $1,591 $177 $2,582 $350 $4,478 Q1-18 Capital Deployment by Type: $5.8 billion ($ in millions) ($ in millions)

11 $ in thousands, except share data Three Months Ended March 31, 2018 2017 Revenues Management fees (includes ARCC Part I Fees of $28,417 and $33,257 for the three months ended March 31, 2018 and 2017, respectively) $189,515 $172,045 Carried interest allocation 54,129 52,007 Incentive fees 5,071 3,165 Principal investment income 4,909 2,587 Administrative, transaction and other fees 12,465 14,440 Total revenues 266,089 244,244 Expenses Compensation and benefits 134,639 124,339 Performance related compensation 25,878 40,702 General, administrative and other expenses 44,450 47,338 Transaction support expense — 275,177 Expenses of the Consolidated Funds 1,316 3,911 Total expenses 206,283 491,467 Other income (expense) Net realized and unrealized gain (loss) on investments (839) 888 Interest and dividend income 3,347 1,924 Interest expense (6,869) (4,879) Other income (expense), net (311) 16,496 Net realized and unrealized gain (loss) on investments of the Consolidated Funds (13,085) 32,036 Interest and other income of the Consolidated Funds 64,422 41,492 Interest expense of the Consolidated Funds (44,425) (31,322) Total other income 2,240 56,635 Income (loss) before taxes 62,046 (190,588) Income tax benefit (12,375) (34,264) Net income (loss) 74,421 (156,324) Less: Net income attributable to non-controlling interests in Consolidated Funds 367 15,855 Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities 33,106 (131,045) Net income (loss) attributable to Ares Management, L.P. 40,948 (41,134) Preferred equity dividends paid 5,425 5,425 Net income (loss) attributable to Ares Management, L.P. common shareholders $35,523 $(46,559) Net income (loss) attributable to Ares Management, L.P. per common share: Basic $0.39 $(0.58) Diluted $0.28 $(0.58) Weighted-average common shares Basic 85,617,932 81,106,734 Diluted 213,852,928 81,106,734 Dividend declared and paid per common share $0.40 $0.28 GAAP Statements of Operations

RI, ENI and Other Measures Financial Summary

$ in thousands, except share data (unless otherwise noted)	Three Months Ended March 31,			Twelve Months Ended March 31,		
	2018	2017	% Change	2018	2017	% Change
Management fees[1]	$196,826	$176,781	11%	$764,870	$673,564	14%
Other fees	6,073	4,834	26%	23,670	16,478	44%
Compensation and benefits expenses[2]	(107,724)	(100,610)	7%	(420,849)	(389,540)	8%
General, administrative and other expenses[3]	(34,718)	(34,283)	1%	(136,966)	(120,478)	14%
Fee Related Earnings	$60,457	$46,722	29%	$230,725	$180,024	28%
Realized net performance income	$8,238	$3,504	135%	$80,191	$93,872	(15)%
Realized net investment income	3,378	3,447	(2)%	32,924	33,354	(1)%
Realized Income	$72,073	$53,673	34%	$343,840	$307,250	12%
Unrealized net performance income	$24,109	$13,860	74%	$98,772	$66,785	48%
Unrealized net investment income (loss)	(4,248)	8,323	NM	41,173	34,656	19%
Economic Net Income	$91,934	$75,856	21%	$483,785	$408,691	18%
After-tax Realized Income, net of preferred share dividend[4]	**$63,809**	**$41,433**	**54%**	**$296,000**	**$250,925**	**18%**
After-tax Realized Income per common share, net of preferred share dividend[5]	$0.27	$0.15	80%	$1.20	$0.99	21%
After-tax Economic Net Income, net of preferred share dividend	**$81,890**	**$63,798**	**28%**	**$433,775**	**$350,775**	**24%**
After-tax Economic Net Income per share, net of preferred share dividend[6]	$0.37	$0.30	23%	$2.00	$1.64	22%
Net performance income	$32,347	$17,364	86%	$178,963	$160,657	11%
Net investment income (loss)	(870)	11,770	NM	74,097	68,010	9%
Performance Related Earnings	**$31,477**	**$29,134**	**8%**	**$253,060**	**$228,667**	**11%**
Other Data						
Total fee revenue[7]	**$229,173**	**$194,145**	**18%**	**$943,833**	**$834,221**	**13%**
Effective management fee rate[8]	**1.06%**	**1.12%**	**(5)%**			

1. Includes ARCC Part I Fees of $28.4 million and $33.3 million for the three months ended March 31, 2018 and 2017, respectively, and $100.6 million and $125.8 million for Q1-18 LTM and Q1-17 LTM, respectively.
2. Includes compensation and benefits expenses attributable to the Operations Management Group of $30.6 million and $26.0 million for the three months ended March 31, 2018 and 2017, respectively, and $116.9 million and $98.0 million Q1-18 LTM and Q1-17 LTM, respectively.
3. Includes G&A expenses attributable to Operations Management Group of $18.6 million and $19.3 million for the three months ended March 31, 2018 and 2017, respectively, and $74.1 million and $63.4 million for Q1-18 LTM and Q1-17 LTM, respectively, which are not allocated to an operating segment.
4. After-tax Realized Income includes $1.0 million of current income tax related to realized performance income and $1.8 million of current income tax related to FRE, of which $0.7 million is entity level taxes and $1.1 million is corporate level taxes.
5. After-tax Realized Income attributable to common shareholders per share calculation uses total average common shares outstanding, assuming no exchange of Ares Operating Group Units.
6. Pro-forma shares of 222,115,121 includes the sum of average common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
7. Total fee revenue is calculated as management fees plus net performance income.
8. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the quarters presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Twelve Months Ended March 31, 2018	Twelve Months Ended March 31, 2017
Economic Net Income, Realized Income and Fee Related Earnings:				
Income (loss) before taxes	$62,046	$(190,588)	$402,493	$116,306
Adjustments:				
Amortization of intangibles	3,287	5,275	15,862	24,650
Depreciation expense	3,889	3,216	13,304	9,573
Equity compensation expenses(1)	21,087	15,089	75,709	44,981
Acquisition and merger-related expenses	(319)	255,088	4,492	237,690
Placement fees and underwriting costs	1,664	3,439	17,990	8,933
Offering costs	—	660	28	660
Other non-cash income (expense), net	7	—	(1,723)	(1,728)
Expense of non-controlling interests in consolidated subsidiaries	640	—	2,379	—
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(367)	(16,323)	(46,749)	(32,374)
Economic Net Income	$91,934	$75,856	$483,785	$408,691
Unconsolidated performance income - unrealized	$(35,118)	$(49,261)	$(311,772)	$(315,081)
Unconsolidated performance related compensation expense - unrealized	11,009	35,401	213,000	248,296
Unconsolidated net investment (income) loss - unrealized	4,248	(8,323)	(41,173)	(34,656)
Realized Income	$72,073	$53,673	$343,840	$307,250
Unconsolidated performance income - realized	$(23,107)	$(8,805)	$(332,089)	$(295,454)
Unconsolidated performance related compensation expense - realized	14,869	5,301	251,898	201,582
Unconsolidated net investment income - realized	(3,378)	(3,447)	(32,924)	(33,354)
Fee Related Earnings	$60,457	$46,722	$230,725	$180,024
Performance Related Earnings				
Economic Net Income	$91,934	$75,856	$483,785	$408,691
Less: Fee Related Earnings	(60,457)	(46,722)	(230,725)	(180,024)
Performance Related Earnings	$31,477	$29,134	$253,060	$228,667

Note: This table is a reconciliation of income (loss) before provision for income taxes on a consolidated basis to RI, ENI, FRE and PRE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

(1) Equity compensation expense includes $6.2 million and $4.0 million related to annual bonus program for the three months ended March 31, 2018 and 2017, respectively, and $11.8 million and $7.2 million related to IPO and retention grants for restricted units for the three months ended March 31, 2018 and 2017, respectively.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.)

$ in thousands	Three Months Ended March 31,		Twelve Months Ended March 31,	
	2018	2017	2018	2017
Performance fee and net investment income reconciliation:				
Unconsolidated performance income - realized	$23,107	$8,805	$332,089	$295,454
Performance income - realized earned from Consolidated Funds	—	(3,422)	(4,667)	(3,422)
Performance income - realized reclass[1]	—	—	(2,721)	(7,196)
Performance fee income - realized	$23,107	$5,383	$324,701	$284,836
Unconsolidated performance income - unrealized	$35,118	$49,261	$311,772	$315,081
Performance income - unrealized earned from Consolidated Funds	—	552	2,445	(2,211)
Performance income - unrealized reclass[1]	975	(24)	1,784	5,265
Performance income - unrealized	$36,093	$49,789	$316,001	$318,135
Unconsolidated net investment income (loss)	(870)	$11,770	$74,097	$68,010
Net investment income from Consolidated Funds	6,793	38,422	122,181	98,710
Performance income - reclass[1]	(975)	24	937	1,931
Principal investment income	(2,708)	(13,169)	(78,570)	(68,217)
Change in value of contingent consideration	—	20,248	(92)	38,151
Other non-cash expense	(7)	—	1,723	1,728
Offering costs	—	(660)	(28)	(660)
Other income of non-controlling interests in consolidated subsidiaries	7	—	31	—
GAAP total other income	$2,240	$56,635	$120,279	$139,653

Note: These tables are a reconciliation of consolidated performance income, realized and unrealized performance income and net investment income to unconsolidated basis, which assist in the reconciliation of GAAP Net Income (Loss) to Fee Related Earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company's Condensed Consolidated Statements of Operations.

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Credit Group[1]

- Management and other fees increased 9% (after giving effect to ARCC Part I Fee waiver) for Q1-18 compared to Q1-17, primarily driven by deployment in new U.S. and E.U. direct lending strategies and a 13% increase in FPAUM. The increase was partially offset by older vintage funds returning capital to investors
- Performance Related Earnings increased by $15.9 million in Q1-18 from Q1-17, primarily driven by higher market appreciation in direct lending credit funds compared to Q1-17, offset slightly by lower returns in our syndicated loan funds
- Realized Income increased by $8.9 million for Q1-18 compared to Q1-17, primarily driven by increase in fee related earnings, partially offset by lower net realized performance income and lower net realized investment income

Financial Summary and Highlights[2]

$ in thousands	Q1-18	Q1-17	% Change	Q1-18 LTM	Q1-17 LTM	% Change
Management and other fees[3]	$137,496	$125,850	9%	$513,942	$473,111	9%
Fee Related Earnings	**$77,587**	**$66,106**	**17%**	**$286,804**	**$249,696**	**15%**
Net performance income	$25,251	$4,971	NM	$51,061	$49,791	3%
Investment income	2,698	4,888	(45)%	16,052	41,717	(62)%
Interest expense	(4,673)	(2,458)	90%	(14,620)	(8,619)	70%
Net investment income (loss)	(1,975)	2,430	NM	1,432	33,098	(96)%
Performance Related Earnings	**$23,276**	**$7,401**	**214%**	**$52,493**	**$82,889**	**(37)%**
Realized Income	**$78,857**	**$69,945**	**13%**	**$300,993**	**$302,656**	**(1)%**
Economic Net Income	**$100,863**	**$73,507**	**37%**	**$339,297**	**$332,585**	**2%**
AUM ($ in billions)	$77.3	$65.2	19%			
FPAUM ($ in billions)	$51.5	$45.7	13%			

17%

Q1-18 increase in Fee Related Earnings

13%

Q1-18 increase in FPAUM

E.U. Direct Lending: 3.7%[4]
High Yield: (1.0%)[5]
Syndicated Loans: 1.1%[5]

Q1-18 gross returns

- NM - Not Meaningful

Note: Past performance is not indicative of future results. The Credit Group had ~240 investment professionals, over 1,500 portfolio companies and 145 active funds as of March 31, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 for complete financial results.
3. Includes ARCC Part I Fees of $28.4 million and $33.3 million for Q1-18 and Q1-17, respectively, and $100.6 million and $125.8 million for Q1-18 LTM and Q1-17 LTM, respectively. The 2018 amounts are net of the $10 million ARCC–ACAS transaction fee waiver.
4. The net return for E.U. direct lending is 2.8% for Q1-18 . Gross and net returns for E.U. direct lending are represented by a composite made up of the ACE II and ACE III Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds are 3.4% and 2.7% for Q1-18. Returns in the chart are shown for the Euro-denominated composite as it is the larger of the two composites. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses.
5. Net performance returns: 1.0% for U.S. Syndicated Loan funds and (1.1%) for U.S. High Yield funds. Performance for Syndicated Loans is represented by our U.S. Bank Loan Aggregate Composite. Performance for High Yield is represented by our U.S. High Yield composite.

15

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Private Equity Group(1)

- Management and other fees increased 25% for Q1-18 compared to Q1-17, primarily attributable to ACOF V, which began paying management fees in March 2017. This increase was partially offset by the reduction in management fees attributable to the step down in fee rate and fee basis for ACOF IV in connection with the launch of ACOF V
- Performance Related Earnings for Q1-18 decreased by $15.7 million from Q1-17, primarily driven by a decrease in market appreciation in portfolio investments in our ACOF Asia and EIF V portfolios compared to Q1-17. This decrease was partially offset by an increase in net investment income mainly from ACOF III
- Realized Income increased by $5.0 million for Q1-18 compared to Q1-17, primarily driven by increases in fee related earnings

Financial Summary and Highlights(2)

$ in thousands	Q1-18	Q1-17	% Change	Q1 - 18 LTM	Q1 - 17 LTM	% Change
Management and other fees	$50,227	$40,159	25%	$210,061	$150,477	40%
Fee Related Earnings	**$26,987**	**$22,743**	**19%**	**$118,107**	**$74,710**	**58%**
Net performance income	$3,210	$6,732	(52)%	$93,207	$94,467	(1)%
Investment income	(3,150)	9,277	NM	52,858	54,296	(3)%
Interest expense	(1,228)	(1,513)	(19)%	(4,933)	(5,697)	(13)%
Net investment income (loss)	(4,378)	7,764	NM	47,925	48,599	(1)%
Performance Related Earnings	**$(1,168)**	**$14,496**	**NM**	**$141,132**	**$143,066**	**(1)%**
Realized Income	**$27,327**	**$22,345**	**22%**	**$197,796**	**$152,005**	**30%**
Economic Net Income	**$25,819**	**$37,239**	**(31)%**	**$259,239**	**$217,776**	**19%**
AUM ($ in billions)	$24.3	$24.7	(2)%			
FPAUM ($ in billions)	$16.7	$17.2	(3)%			

19%

Q1-18 increase in Fee Related Earnings

22%

Q1-18 increase in Realized Income

Q1-18: 2.1%

LTM: 28.4%

Gross return in Corporate Private Equity portfolio(3)

- NM - Not Meaningful

Note: Past performance is not indicative of future results. The Private Equity Group had ~95 investment professionals, 35 portfolio companies, 59 U.S. Power and Energy Assets and 22 active funds and related co-investment vehicles as of March 31, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net asset-level returns for corporate private equity portfolio was 1.3% for Q1-18 and 19.9% for the last twelve months. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

16

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Real Estate Group[1]

- Management and other fees decreased 3% for Q1-18 compared to Q1-17, primarily driven by realizations and return of capital of vintage funds in the E.U. equity strategy, partially offset by a U.S. equity strategy fund which began paying management fees in the second quarter of of 2017
- Performance Related Earnings increased by $0.2 million for Q1-18 compared to Q1-17, primarily driven by market appreciation of the Company's investments in U.S. and E.U. equity strategies
- Realized Income increased by $9.1 million for Q1-18 compared to Q1-17, primarily driven by increases in fee related earnings, net realized performance income and net realized investment income

Financial Summary and Highlights[2]

$ in thousands	Q1-18	Q1-17	% Change	Q1 -18 LTM	Q1 - 17 LTM	% Change
Management and other fees	$15,176	$15,606	(3)%	$64,537	$66,454	(3)%
Fee Related Earnings	**$5,105**	**$3,139**	**63%**	**$16,828**	**$16,969**	**(1)%**
Net performance income	$3,886	$5,661	(31)%	$34,695	$16,399	NM
Investment income	3,135	1,158	171%	12,632	5,609	125%
Interest expense	(420)	(432)	(3)%	(1,638)	(1,214)	35%
Net investment income	2,715	726	274%	10,994	4,395	150%
Performance Related Earnings	**$6,601**	**$6,387**	**3%**	**$45,689**	**$20,794**	**120%**
Realized Income	**$13,669**	**$4,588**	**198%**	**$33,608**	**$28,215**	**19%**
Economic Net Income	**$11,706**	**$9,526**	**23%**	**$62,517**	**$37,763**	**66%**
AUM ($ in billions)	$10.9	$9.9	10%			
FPAUM ($ in billions)	$6.8	$6.3	7%			

23%

Q1-18 increase in Economic Net Income

7%

Q1-18 growth in FPAUM

U.S. Equity: 3.6%

E.U. Equity: 7.4%

Q1-18 Gross Returns[3]

- NM - Not Meaningful

Note: Past performance is not indicative of future results. The Real Estate Group had ~70 investment professionals, 171 properties and 41 active funds as of March 31, 2018.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees, carried interest, if applicable, or fund expenses, if applicable. Gross return for U.S. equity is represented by U.S. Fund VIII and gross return for E.U. equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for U.S. equity and E.U. equity were 2.6% and 8.0% for Q1-18. The gross and net returns for the Euro denominated feeder fund were 6.3% and 6.8% for Q1-18.

17

18 Realized Income per Share Data 1. Pro forma shares of 222,115,121 includes the sum of common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company’s equity-based awards. 2. The Company has 12,400,000 of 7% Series A Preferred Shares outstanding as March 31, 2018. 3. The provision for income taxes on RI was calculated by multiplying (1) Ares Management, L.P.’s share of RI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries’ effective corporate tax rate. Three Months Ended March 31, 2018 2017 Realized Income per share Realized Income before taxes $72,073 $53,673 Entity level foreign, state and local taxes (666) (1,646) Realized Income after entity level foreign, state and local taxes $71,407 $52,027 Realized Income per share(1) $0.32 $0.24 After-tax Realized Income, net of preferred share dividend Realized Income after entity level, foreign, state and local taxes $71,407 $52,027 Preferred share dividend(2) (5,425) (5,425) Realized Income, net of preferred share dividend 65,982 46,602 Income tax provision(3) (2,173) (5,169) After-tax Realized Income, net of preferred share dividend $63,809 $41,433 After-tax Realized Income per share(1) $0.29 $0.19 After-tax Realized Income per common share Realized Net Income, net of preferred dividend $65,982 $46,602 x Average common ownership % 40.04% 38.35% Realized Income attributable to common shareholders $26,416 $17,872 Income tax provision(3) (2,173) (5,169) After-tax Realized Income attributable to common shareholders $24,243 $12,703 After-tax Realized Income per common share $0.27 $0.15

19 Economic Net Income per Share Data 1. Pro forma shares of 222,115,121 includes the sum of common shares, Ares Operating Group Units that are exchangeable for common shares on a one-for-one basis and the dilutive effects of the Company’s equity-based awards. 2. The Company has 12,400,000 of 7% Series A Preferred Shares outstanding as March 31, 2018. 3. The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries’ effective corporate tax rate. Three Months Ended March 31, 2018 2017 Economic Net Income per share Economic Net Income before taxes $91,934 $75,856 Entity level foreign, state and local taxes (666) (1,646) Economic Net Income after entity level foreign, state and local taxes $91,268 $74,210 Economic Net Income per share(1) $0.41 $0.34 After-tax Economic Net Income, net of preferred share dividend Economic Net Income after entity level, foreign, state and local taxes $91,268 $74,210 Preferred share dividend(2) (5,425) (5,425) Economic Net Income, net of preferred share dividend 85,843 68,785 Income tax provision(3) (3,953) (4,987) After-tax Economic Net Income, net of preferred share dividend $81,890 $63,798 After-tax Economic Net Income per share(1) $0.37 $0.30 After-tax Economic Net Income per common share Economic Net Income, net of preferred dividend $85,843 $68,785 x Average common ownership % 40.04% 38.35% Economic Net Income attributable to common shareholders $34,368 $26,379 Income tax provision(3) (3,953) (4,987) After-tax Economic Net Income attributable to common shareholders $30,415 $21,392 After-tax Economic Net Income per common share $0.34 $0.26

20 • Substantial balance sheet value related to investments in Ares managed vehicles and net performance income receivable ◦ $115.5 million in cash and cash equivalents, $590.2 million in debt obligations with $140.0 million drawn against our $1.065 billion revolving credit facility as of March 31, 2018 ◦ As of March 31, 2018, the value of our corporate investment portfolio was $698.4 million in accordance with GAAP. On an unconsolidated basis, corporate investment portfolio was $873.2 million(1) ◦ As of March 31, 2018, gross accrued carried interest allocation reported on a GAAP and unconsolidated basis was $1.1 billion. ▪ As of March 31, 2018, net accrued carried interest allocation, net of performance related compensation reported on a GAAP and unconsolidated basis was $257.0 million, which increased by 11.4% from December 31, 2017. 26% 56% 18% Balance Sheet 1. As of March 31, 2018, $82.5 million was invested in non-Ares managed vehicles. Difference between GAAP and unconsolidated investments represents investments of $174.8 million in Consolidated Funds that are eliminated upon consolidation. Corporate investment portfolio excludes carried interest amount of $1.1 billion. Net Accrued Carried Interest Allocation by Group – GAAP and Unconsolidated basis Q1 2018: $257.0 million Credit Private Equity Real Estate 24% 57% 19% Q4 2017: $247.3 million Net Accrued Carried Interest Allocation by Group – GAAP and Unconsolidated basis

21 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Common Angels Ventures David Kaplan Co-Founder and Partner of Ares, Co-Head of Private Equity Group John Kissick Co-Founder and Former Partner of Ares Michael Lynton Chairman of Snap Inc. Dr. Judy D. Olian Dean of UCLA Anderson School of Management and the John E. Anderson Chair in Management Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Partner of Ares, Co-Head of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Partner, Chief Marketing Officer and Strategy Officer Kipp deVeer Partner, Global Head of Credit David Kaplan Co-Founder and Partner Michael McFerran Partner, Chief Financial Officer and Chief Operating Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Partner Michael Weiner Executive Vice President, Chief Legal Officer of Ares Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Michael Carrier (646) 855-5004 Credit Suisse Craig Sigenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer & Co Allison Rudary (212) 667-5366 RBC Capital Markets Kenneth Lee (212) 905-5995 SunTrust Robinson Humphrey Douglas Mewhirter (404) 926-5745 UBS Investment Bank Brent Dilts (212) 713-1841 Wells Fargo Securities Christopher Harris (443) 263-6513 Corporate Counsel Proskauer Rose LLP Los Angeles, CA Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Securities Listing NYSE: ARES NYSE: ARES PR A Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Veronica Mendiola Vice President Tel: (212) 808-1150 General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com

Appendix

Financial Details – Segments

Three Months Ended March 31, 2018

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $28,417)	$131,766	$49,887	$15,173	$—	$196,826
Other fees	5,730	340	3	—	6,073
Compensation and benefits	(50,280)	(19,199)	(7,639)	(30,606)	(107,724)
General, administrative and other expenses	(9,629)	(4,041)	(2,432)	(18,616)	(34,718)
Fee Related Earnings	**$77,587**	**$26,987**	**$5,105**	**$(49,222)**	**$60,457**
Performance fees - realized	$5,071	$4,398	$13,638	$—	$23,107
Performance income - unrealized	16,092	21,066	(2,040)	—	35,118
Performance fee compensation - realized	(3,088)	(3,560)	(8,221)	—	(14,869)
Performance fee compensation - unrealized	7,176	(18,694)	509	—	(11,009)
Net performance income	**$25,251**	**$3,210**	**$3,886**	**$—**	**$32,347**
Investment income—realized	$771	$671	$3,350	$838	$5,630
Investment income (loss)—unrealized	(269)	(4,150)	(1,232)	1,231	(4,420)
Interest and other investment income	2,196	329	1,017	1,247	4,789
Interest expense	(4,673)	(1,228)	(420)	(548)	(6,869)
Net investment income (loss)	**$(1,975)**	**$(4,378)**	**$2,715**	**$2,768**	**$(870)**
Performance Related Earnings	**$23,276**	**$(1,168)**	**$6,601**	**$2,768**	**$31,477**
Realized Income	**$78,857**	**$27,327**	**$13,669**	**$(47,780)**	**$72,073**
Economic Net Income	**$100,863**	**$25,819**	**$11,706**	**$(46,454)**	**$91,934**

Three Months Ended March 31, 2017

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $33,257)	$121,347	$39,819	$15,615	$—	$176,781
Other fees	4,503	340	(9)	—	4,834
Compensation and benefits	(51,703)	(13,218)	(9,736)	(25,953)	(100,610)
General, administrative and other expenses	(8,041)	(4,198)	(2,731)	(19,313)	(34,283)
Fee Related Earnings	**$66,106**	**$22,743**	**$3,139**	**$(45,266)**	**$46,722**
Performance fees - realized	$8,778	$—	$27	$—	$8,805
Performance fees - unrealized	2,936	32,237	14,088	—	49,261
Performance fee compensation - realized	(5,285)	—	(16)	—	(5,301)
Performance fee compensation - unrealized	(1,458)	(25,505)	(8,438)	—	(35,401)
Net performance income	**$4,971**	**$6,732**	**$5,661**	**$—**	**$17,364**
Investment income—realized	$318	$579	$1,783	$1,859	$4,539
Investment income (loss)—unrealized	4,589	8,546	(444)	(1,407)	11,284
Interest and other investment income (expense)	(19)	152	(181)	874	826
Interest expense	(2,458)	(1,513)	(432)	(476)	(4,879)
Net investment income	**$2,430**	**$7,764**	**$726**	**$850**	**$11,770**
Performance Related Earnings	**$7,401**	**$14,496**	**$6,387**	**$850**	**$29,134**
Realized Income	**$69,945**	**$22,345**	**$4,588**	**$(43,205)**	**$53,673**
Economic Net Income	**$73,507**	**$37,239**	**$9,526**	**$(44,416)**	**$75,856**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.

23

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AUM and FPAUM Rollforward

Q1-18 Total AUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q4-17 Ending Balance	**$71,732**	**$24,530**	**$10,229**	**$106,491**
Commitments	5,853	13	857	6,723
Capital reductions	(313)	(1)	—	(314)
Distributions/redemptions	(1,024)	(281)	(291)	(1,596)
Changes in fund value	1,062	42	101	1,205
Q1-18 Ending Balance	**$77,310**	**$24,303**	**$10,896**	**$112,509**
QoQ change	**$5,578**	**($227)**	**$667**	**$6,018**

LTM Total AUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q1-17 Ending Balance	**$65,231**	**$24,653**	**$9,941**	**$99,825**
Commitments	17,773	326	1,873	19,972
Capital reductions	(5,829)	(5)	(45)	(5,879)
Distributions/redemptions	(4,152)	(2,647)	(1,637)	(8,436)
Changes in fund value	4,287	1,976	764	7,027
Q1-18 Ending Balance	**$77,310**	**$24,303**	**$10,896**	**$112,509**
YoY change	**$12,079**	**($350)**	**$955**	**$12,684**

Q1-18 Total FPAUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q4-17 Ending Balance	**$49,450**	**$16,858**	**$6,189**	**$72,497**
Commitments	928	13	766	1,707
Subscriptions/deployment/increase in leverage	1,964	204	136	2,304
Distributions/redemptions/decrease in leverage	(1,226)	(427)	(182)	(1,835)
Changes in fund value	430	15	46	491
Change in fee basis	(6)	—	(204)	(210)
Q1-18 Ending Balance	**$51,540**	**$16,663**	**$6,751**	**$74,954**
QoQ change	**$2,090**	**($195)**	**$562**	**$2,457**

LTM Total FPAUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q1-17 Ending Balance	**$45,696**	**$17,182**	**$6,357**	**$69,235**
Commitments	5,457	326	1,431	7,214
Subscriptions/deployment/increase in leverage	6,040	947	662	7,649
Distributions/redemptions/decrease in leverage	(8,140)	(1,685)	(848)	(10,673)
Changes in fund value	2,284	(82)	246	2,448
Change in fee basis	203	(25)	(1,097)	(919)
Q1-18 Ending Balance	**$51,540**	**$16,663**	**$6,751**	**$74,954**
YoY change	**$5,844**	**($519)**	**$394**	**$5,719**

Credit

- AUM increased by 7.8% from Q4-17, primarily driven by new capital commitments to U.S. direct lending and syndicated loans strategies
- FPAUM increased by 4.2% from Q4-17, primarily driven by new commitments to syndicated loans strategy and deployment in direct lending funds paid on invested capital, largely offset by paydowns in U.S. syndicated loans (within CLOs) and other credit funds

Private Equity

- AUM decreased slightly by 0.9% from Q4-17 driven by distributions from Private Equity EIF funds
- FPAUM decreased by 1.2% from Q4-17, driven by distributions from Private Equity EIF funds

Real Estate

- AUM increased by 6.5% from Q4-17, primarily driven by new equity commitments to fifth European fund
- FPAUM increased by 9.1% from Q4-17, primarily driven by new commitments to fifth European fund and deployment in U.S. equity funds

24

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25 AUM and FPAUM by Strategy(1) 1. As of March 31, 2018. 2. AUM includes ARCC, IHAM, and SDLP AUM of $15.0 billion, $4.1 billion, and $2.0 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 22 funds and serves as the sub-manager or sub-adviser for 2 other funds as of March 31, 2018. Strategy ($ in billions) AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $17.4 23% $15.6 30% High Yield 4.6 6% 4.6 9% Credit Opportunities 3.2 4% 2.6 5% Structured Credit 4.9 6% 3.5 7% U.S. Direct Lending(2) 34.5 45% 18.1 35% E.U. Direct Lending 12.7 16% 7.1 14% Total Credit Group $77.3 100% $51.5 100% Private Equity Corporate Private Equity ACOF V $7.8 32% $7.6 46% ACOF IV 5.5 23% 2.9 17% ACOF III 4.7 19% 1.5 9% ACOF I-II 0.5 2% — — ACOF Asia 0.3 1% 0.1 1% U.S Power and Energy Infrastructure EIF I-IV and Co-investment Vehicles 3.2 14% 2.9 17% EIF V 0.8 3% 0.8 5% Special Situations Special Situations 1.5 6% 0.9 5% Private Equity Group $24.3 100% $16.7 100% Real Estate U.S. Equity $4.5 41% $3.0 45% E.U. Equity 3.4 31% 2.8 40% Debt 3.0 28% 1.0 15% Real Estate Group $10.9 100% $6.8 100% Total $112.5 $75.0

26 Balance Sheet Investments by Strategy Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidation. *Through investments in Ares CLOs. $ in thousands March 31, 2018 December 31, 2017 Credit Syndicated Loans* $296,148 $246,460 Credit Opportunities 4,373 4,464 Structured Credit 17,459 14,067 U.S. Direct Lending 56,413 61,411 E.U. Direct Lending 50,050 48,672 Credit Group $424,443 $375,074 Private Equity ACOF I - II $3,800 $4,047 ACOF III 125,375 120,598 ACOF IV 38,061 35,984 ACOF Asia 77,468 80,738 Other Energy Funds 1,623 — U.S. Power & Energy Infrastructure 4,845 9,353 Special Situations 29,420 25,863 Private Equity $280,592 $276,583 Real Estate U.S. Equity $68,359 $74,617 E.U. Equity 17,315 15,914 Real Estate $85,674 $90,531 Operations Management Group Other $82,536 $80,767 Other $82,536 $80,767 Total $873,245 $822,955

Significant Fund Performance Metrics

The following table presents the performance data for significant funds in the Credit Group that are not drawdown funds:

As of March 31, 2018									
			Returns (%)[1]						
			Current Quarter		Year-To-Date		Since Inception[2]		
	Year of Inception	AUM (in millions)	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
Credit									
ARCC[3]	2004	$14,982	N/A	3.4%	N/A	3.4%	N/A	11.8%	U.S. Direct Lending
Sub-advised Client A[4]	2007	719	(1.0)%	(1.1)%	(1.0)%	(1.1)%	7.7%	7.3%	High Yield
Separately Managed Account Client B[4]	2016	704	(1.3)%	(1.4)%	(1.3)%	(1.4)%	5.1%	4.7%	High Yield

Note: Past performance is not indicative of future results. AUM and Net Returns as of March 31, 2018 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the three months ended March 31, 2018 or comprised 1% or more of the Company's total FPAUM as of March 31, 2018, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 29-30 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

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Significant Fund Performance Metrics*

The following table presents the performance data for our significant funds, all of which are drawdown funds:

As of March 31, 2018

Credit

								MOIC		IRR		
($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[5]	Unrealized Value[6]	Total Value	Gross[7]	Net[8]	Gross[9]	Net[10]	Primary Investment Strategy
ACE II[11]	2013	$1,542	$1,216	$985	$490	$794	$1,284	1.4x	1.3x	10.3%	7.6%	E.U. Direct Lending
ACE III[12]	2015	5,355	2,822	2,232	136	2,413	2,549	1.2x	1.1x	17.4%	12.9%	E.U. Direct Lending

Private Equity

								MOIC		IRR		
($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
USPF III	2007	$719	$1,350	$1,808	$1,851	$709	$2,560	1.4x	1.4x	7.5%	4.8%	U.S. Power and Energy Infrastructure
ACOF III	2008	4,713	3,510	3,867	6,216	4,369	10,585	2.7x	2.3x	31.2%	23.3%	Corporate Private Equity
USPF IV	2010	1,797	1,688	1,847	842	1,612	2,454	1.3x	1.2x	9.7%	6.0%	U.S. Power and Energy Infrastructure
ACOF IV	2012	5,527	4,700	4,004	2,502	4,539	7,041	1.8x	1.5x	22.7%	15.5%	Corporate Private Equity
EIF V*	2015	785	802	332	77	297	374	1.1x	0.9x	NA	NA	U.S. Power and Energy Infrastructure
ACOF V*	2017	7,753	7,850	2,445	12	2,502	2,514	1.0x	1.0x	NA	NA	Corporate Private Equity

Real Estate

								MOIC		IRR		
($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
EF IV[7]	2014	$1,026	$1,302	$1,087	$465	$1,072	$1,537	1.4x	1.2x	20.2%	12.7%	E.U. Real Estate Equity
EPEP II[8]*	2015	731	747	366	150	309	459	1.3x	1.2x	23.5%	23.4%	E.U. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns as of March 31, 2018 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the three months ended March 31, 2018 or comprised 1% or more of the Company's total FPAUM as of March 31, 2018, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 29-30 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of historical information, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment and (ii) such time the fund is 50% or more invested.

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29 Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this presentation. 4. Gross returns do not reflect the deduction of management fees or any other expenses. Net returns are calculated by subtracting the applicable management fee from the gross returns on a monthly basis. 5. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The gross MoIC is before giving effect to management fees, performance income as applicable and other expenses. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance income. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. Gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee- paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance income. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the Euro denominated feeder fund are 12.5% and 9.4%, respectively. The gross and net MoIC for the Euro denominated feeder fund are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs and the net IRRs for the U.S. dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. dollar denominated feeder fund. The feeder fund will be holding the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principal investments. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the U.S. dollar denominated feeder fund are 17.2% and 12.7%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 4. The net MoIC for the U.S. power and energy infrastructure funds is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment-level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance income. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 6. The net IRR for the U.S. power and energy infrastructure funds is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRR for the corporate private equity funds is an annualized since inception net internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Cash flows used in the net IRR calculations are assumed to occur at month end. For all funds, the net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. Including the timing on contribution and distributions to and from the corporate private equity funds, net investor IRRs since inception for ACOF III is 22.6% and for ACOF IV is 14.6%.

30 Significant Fund Performance Metrics Endnotes (cont’d) Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, performance income as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance income or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, performance income as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, performance income as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance income or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance income as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRRs presented in the chart are for the U.S. dollar denominated parallel fund as that is the larger of the two funds. The gross and net IRRs for the Euro denominated parallel fund are 20.5% and 14.3%, respectively. The gross and net MoIC for the Euro denominated parallel fund are 1.4x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing.  All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 23.1% and 22.8%, respectively. The gross and net MoIC for the Euro currency investors, which include foreign currency gains and losses, are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

Weighted Average Common Share Information

	Q1-18		Q1-17	
	GAAP Shares	Adjusted Common Shares[3]	GAAP Shares	Adjusted Common Shares[3]
Ares weighted average common shares	85,617,932	85,617,932	81,106,734	81,106,734
Ares Operating Group Units exchangeable into common shares[1]	128,234,996	—	130,403,174	—
Dilutive effect of unvested restricted units[2]	5,842,185	2,338,971	3,705,863	1,421,198
Dilutive effect of unvested options[3]	2,420,008	968,872	—	—
Total Pro Forma Common Shares	**222,115,121**	**88,925,775**	**215,215,771**	**82,527,933**

1. Represents average units exchangeable for Ares common shares on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in common shares and options to acquire common shares. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common shares, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the average percentage of Ares Operating Group owned by Ares (40.04% and 38.35% as of March 31, 2018 and 2017, respectively).

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Additional Information

Dividends

- Ares declared a quarterly dividend of $0.28 per common share, payable on June 29, 2018 to common shareholders of record at the close of business on June 15, 2018.
- Ares declared a quarterly dividend of $0.4375 per Series A preferred share with a payment date of June 30, 2018 to preferred shareholders of record as of the close of business on June 15, 2018.

Targeted Net Returns[1]

Credit Group:
- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]

Real Estate Group:
- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Private Equity Group:
- Corporate Private Equity: 18-22%
- U.S. Power and Energy Infrastructure: 15-17%
- Special Situations: 15-20%

Investor Base as a % of AUM[1]

Public Entity & Related: 21%
- **600+** institutional investors[3]
- **200,000+** retail investors across our public funds[4]

Institutional Intermediated: 12%

Institutional Direct: 67%
- Pension: 44%
- SWF: 13%
- Bank/Private Bank: 13%
- Investment Manager: 4%
- Insurance: 16%
- Endowment: 2%
- Other: 8%

Total Direct Institutional Investors: 783

Tax Status

Effective March 1, 2018, Ares Management, L.P. elected to be treated as a corporation (rather than a partnership) for U.S. federal and state tax purposes. Accordingly, investors will receive a final Schedule K-1 for the period from January 1, 2018 through February 28, 2018. Investors receiving dividends after March 1, 2018 will receive Form 1099-DIV reporting. In addition, common units and preferred units issued by Ares Management, L.P. are now referred to as common shares and preferred shares, respectively. Ares Management, L.P. continues to be a limited partnership under Delaware state law. With its new corporate tax status, Ares Management, L.P. will not generate any unrelated business taxable income (UBTI) or income effectively connected with a U.S. trade or business (ECI).

New U.S. GAAP Guidance for Revenue

Effective January 1, 2018, Ares adopted ASC 606, the new GAAP guidance on revenue recognition, and implemented a change in accounting principle related to carried interest allocation. This resulted in no material change to Ares's GAAP or non-GAAP earnings. In connection with the adoption and change in accounting principle, Ares now accounts for carried allocation under the GAAP guidance for equity method investments, presents carried allocation on the income statement as a separate line item and within investments on the balance sheet and presents incentive fee separately on the income statement. All prior periods have been conformed for these changes.

No assurance can be made that such results will be achieved.

1. As of March 31, 2018, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q1-18 returns for the CSLLI and the H0A0 were 1.6% and -0.9%, respectively. NOTE: Certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. Most recent data available as of April 23, 2018.
4. As of March 16, 2018 for ARCC, October 19, 2017 for ACSF, April 12, 2018 for ACRE and April 16, 2018 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.

ARES

32

33 RI, ENI and Other Measures –Financial Data(1) 1. Unconsolidated results represent the operating segments plus the Operations Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $105.5 million and $121.2 million for the years ended December 31, 2017 and 2016, respectively. 3. Compensation and benefits expenses include expense reimbursements of $23.9 million for the year ended December 31, 2016, that was previously presented as administrative and other fees. 4. G&A expenses include expense reimbursements of $3.0 million for the year ended December 31, 2016, that was previously presented as administrative and other fees. $ in thousands Year ended December 31, 2017 2016 Credit Group $481,466 $444,664 Private Equity Group 198,498 147,790 Real Estate Group 64,861 66,997 Management fees(2) $744,825 $659,451 Other fees $22,431 $12,351 Compensation and benefits expenses(3) (413,735) (384,715) General, administrative and other expense(4) (136,531) (114,737) Fee Related Earnings $216,990 $172,350 Net performance income 163,980 $133,624 Net investment income 86,737 51,009 Performance Related Earnings $250,717 $184,633 Realized Income $325,440 $300,328 Economic Net Income $467,707 $356,983 Other Data Total Fee Revenue $908,805 $793,075 Realized Income $325,440 $300,328 Management Fees as % of Total Fees 82% 83% Fee Related Earnings as % of Economic Net Income 46% 48% Fee Related Earnings as % of Distributable Earnings 80% 65%

34 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI, ENI, FRE, PRE and DE on unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. $ in thousands Year ended December 31, 2017 2016 Economic Net Income and Fee Related Earnings: Income before taxes $149,859 $297,920 Adjustments: Amortization of intangibles 17,850 26,638 Depreciation expense 12,631 8,215 Equity compensation expenses 69,711 39,065 Acquisition and merger-related expenses 259,899 (16,902) Placement fees and underwriting costs 19,765 6,424 Offering costs 688 — Other non-cash expense, net (1,730) (1,728) Expense of non-controlling interest in consolidated subsidiary. 1,739 — Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (62,705) (2,649) Economic Net Income $467,707 $356,983 Unconsolidated performance income - unrealized ($325,915) ($228,472) Unconsolidated performance related compensation expense - unrealized $237,392 189,582 Unconsolidated net investment (income) loss -unrealized (53,744) (17,765) Realized Income $325,440 $300,328 Unconsolidated performance income - realized ($317,787) ($292,998) Unconsolidated performance related compensation expense - realized 242,330 198,264 Unconsolidated net investment (income) - realized (32,993) (33,244) Fee Related Earnings $216,990 $172,350 Performance Related Earnings Economic Net Income $467,707 $356,983 Less: Fee Related Earnings (216,990) (172,350) Performance Related Earnings $250,717 $184,633

35 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.) Note: These tables are a reconciliation of consolidated performance income, realized and unrealized performance income and net investment income to an unconsolidated basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. $ in thousands Year ended December 31, 2017 2016 Performance income and net investment income reconciliation: Unconsolidated performance income - realized $317,787 $292,998 Performance income - realized earned from Consolidated Funds (8,089) — Performance income - realized reclass(1) (2,721) (7,367) Performance income - realized $306,977 $285,631 Unconsolidated performance income - unrealized $325,915 $228,472 Performance income - unrealized earned from Consolidated Funds 2,997 (1,139) Performance income - unrealized reclass(1) 785 4,888 Performance income - unrealized $329,697 $232,221 Unconsolidated net investment income $86,737 $51,009 Net investment income from Consolidated Funds 153,810 37,484 Performance income - reclass (1) 1,936 2,479 Principal investment income (89,031) (50,408) Change in value of contingent consideration 20,156 17,675 Other non-cash expense 1,730 1,728 Offering costs (688) — Other Income of non-controlling interests in consolidated subsidiaries 24 — GAAP total other income $174,674 $59,967

36 Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the investment income from ARCC. ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. AUM Not Yet Earning Fees AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees upon deployment. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest (also referred to as "Dry Powder"). Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Economic Net Income Economic net income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are amortized to match the period over which management fees are recognized. This change had an immaterial impact to fee related earnings and realized income. Fee Paying Assets Under Management Fee paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee paying AUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee related earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub advised accounts and CLOs.

37 Glossary (cont’d) Incentive Generating Assets Under Management Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance income. It generally represents the NAV of our funds for which we are entitled to receive a performance income, excluding capital committed by us and our professionals (which generally is not subject to a performance income). With respect to ARCC, only ARCC Part II Fees may be generated from IGAUM . Incentive Eligible Assets Under Management Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance income, regardless of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance income, excluding capital committed by us and our professionals (which generally is not subject to a performance income). Net Inflows of Capital Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/ information technology, business development/corporate strategy, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Income Performance income refers to income we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be structured as either an incentive fee or as carried interest. Performance Related Earnings Performance related earnings (or “PRE”) , a non-GAAP measure, is used to assess our investment performance net of performance related compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance income, performance related compensation and total investment and other income that we earn from our Consolidated Funds and non-consolidated funds. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

38 Glossary (cont’d) Realized Income Realized income (or “RI”), a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and expenses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, (e) unrealized gains and losses related to performance income and investment performance and (e) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Beginning in 2018, placement fees are no longer excluded but are amortized to match the period over which management fees are recognized. This change had an immaterial impact to FRE and RI. Prior to the introduction of RI, management used distributable earnings for this evaluation. Management believes RI is a more appropriate metric to evaluate the Company's current business operations. Senior Direct Lending Program Senior Direct Lending Program (or ‘‘SDLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. Shares or Units Effective March 1, 2018, in connection with the corporate tax status election, the company will now refer to common units and preferred units issued by Ares Management, L.P. as common shares and preferred shares, respectively. Syndicated Loans Strategy Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net performance income.